Exhibit 16.1

United States Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549

Re: Vitavea Inc.

This letter will confirm that we reviewed Item 4.01 of the Company's Form 8-K dated March 20, 2007 captioned "Changes in Registrant’s Certifying Accountant” and that we agree with the statements made therein as they relate to Manning Elliott LLP.

We hereby consent to the filing of this letter as an exhibit to the foregoing report on Form 8-K.

MANNING ELLIOTT LLP

CHARTERED ACCOUNTANTS

Vancouver, Canada

March 22, 2007